Exhibit 99.1

SMSC Reports Fourth Quarter and Full Year Fiscal 2010 Financial Results

Hauppauge, N.Y. – April 7, 2010 – SMSC (NASDAQ: SMSC) today announced financial results for its fourth quarter of fiscal 2010, ended February 28, 2010.

Highlights
•	Fourth quarter fiscal 2010 revenue of $83.0 million, better than normal seasonality,
•	Non-GAAP earnings per share of $0.18,
•	Cash and investments increased by $6.3 million sequentially,
•	Expect first quarter fiscal 2011 revenues to increase by approximately 8 to 13 percent sequentially.

“We are pleased to report another consecutive quarter of revenue, gross margin and earnings performance that exceeded our prior expectations,” said Christine King, President & Chief Executive Officer.  “Despite coming out of an extremely challenging year following one of the industry’s worst economic downturns, SMSC’s full year fiscal 2010 revenue of $307.8 million was down only five percent from fiscal 2009 as PC and automotive sales improved in the second half and we improved our market position in all of our target end markets.”

Ms. King continued, “The environment for semiconductor spending is accelerating.  We are seeing strong orders across all of the markets we serve, including a resumption in enterprise PC spending.  We anticipate growth in each of our product lines and geographies in the first quarter of fiscal 2011, which leads us to believe that revenue will increase by 8 to 13 percent sequentially.”

Total revenue for the fourth quarter of fiscal 2010 was $83.0 million, a decrease of 5 percent sequentially, or an increase of 62 percent when compared to the same period in the prior year.  The non-GAAP gross margin was 54.3 percent and the GAAP gross margin was 53.8 percent.   GAAP net income for the fourth quarter of fiscal 2010 was $0.9 million, or $0.04 per diluted share, compared to a GAAP net loss of $71.6 million or $3.27 per diluted share for the same period in the prior year.  GAAP figures include an out-of-period adjustment for the release of $1.0  million of inventory liabilities, which has been excluded from the non-GAAP net income.  The non-GAAP net income for the fourth quarter of fiscal 2010 was $4.1 million or $0.18 per diluted share, compared to non-GAAP net loss of $11.8 million or $0.54 per diluted share in the fourth quarter of fiscal 2009.

During the fourth quarter of fiscal 2010, the Company generated $16.2 million in cash from operations, and the sum of cash and investments increased by $6.3 million from $176.3 million at November 30, 2009 to $182.6 million, despite the $5.2 million cash used for the Kleer acquisition.

Total revenues for the twelve months of fiscal 2010 were $307.8 million, a decrease of approximately 5 percent compared to the twelve months of fiscal 2009. The GAAP net loss for the twelve months of fiscal 2010 was $8.0 million, or $0.36 per diluted share, as compared to a net loss of $49.4 million, or $2.22 per diluted share, for the same period of fiscal 2009. On a non-GAAP basis, net income for the twelve months of fiscal 2010 was $10.2 million, or $0.46 per diluted share, compared to $16.3 million or $0.73 per diluted share, in the twelve months of fiscal 2009.

Business Outlook
Looking ahead to the first quarter of fiscal 2011, the Company expects:

•	Revenue in the range of $90 to $94 million,
•	Non-GAAP gross margin to be approximately flat,
•	Non-GAAP operating expenses to be up approximately 5 percent from the fourth quarter of fiscal 2010,
•	Non-GAAP earnings per diluted share in the range of $0.23 to $0.28.

The unaudited non-GAAP financial measures in this release, including the business outlook, exclude charges and credits for stock appreciation rights (SARs) and stock options associated with the accounting pursuant to SFAS 123R, the amortization of acquired intangible assets, restructuring charges and related accelerated depreciation on certain test equipment, costs associated with business acquisition related activities, litigation settlement expenses, and the out-of-period adjustment for the release of an inventory liability.

Conference Call and Webcast Information
Christine King, President and Chief Executive Officer of SMSC, will host a conference call and webcast on April 7, 2010 at 5 P.M. ET, to discuss the Company’s fourth quarter fiscal 2010 financial results and its business outlook. The teleconference may be accessed by dialing 1-877-440-5788 in the U.S. or 1-719-325-4791 from outside of the U.S.  A replay of the call will also be available. The live call and replay teleconference confirmation code is 8508465. A webcast and replay will be available under the investor relations section of the Company’s web site at www.smsc.com.

Use of Non-GAAP Financial Information
Included within the press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Income Statements prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Condensed Consolidated Income Statements.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.  SMSC also presents unaudited non-GAAP supplemental vertical market information to provide additional insight into underlying operating performance on a comparable basis.  Guidance is presented on a non-GAAP basis only, given that the GAAP basis charges for equity-based compensation related to SARs cannot be projected reasonably.

Forward Looking Statements
Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, commodity prices, interest rates and foreign exchange, potential investment losses as a result of liquidity conditions, the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC
SMSC is a leading developer of Smart Mixed-Signal Connectivity™ solutions.  SMSC employs a unique systems level approach that incorporates a broad set of technologies and intellectual property to deliver differentiating products to its customers.  The company is focused on delivering connectivity solutions that enable the proliferation of data in personal computers, automobiles, portable consumer devices and other applications.  SMSC’s feature-rich products drive a number of industry standards and include USB, MOST® automotive networking, embedded system control and analog solutions, including thermal management and RightTouch™ capacitive sensing.  SMSC is headquartered in New York and has offices and research facilities in North America, Asia, Europe and India.  Additional information is available at www.smsc.com.

SMSC and MOST are registered trademarks and Smart Mixed-Signal Connectivity and RightTouch are trademarks of Standard Microsystems Corporation.

Contact
Carolynne Borders
Senior Director,
Corporate Communications & Investor Relations
Phone: 631-435-6626
carolynne.borders@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	February 28,		February 28,

	2010	2009	2010	2009

Sales and revenues	$82,989	$51,241	$307,778	$325,496
Costs of goods sold	38,301	29,578	154,855	163,861
Gross profit on sales	44,688	21,663	152,923	161,635

Costs and expenses:
Research and development	21,156	20,696	77,702	74,169
Selling, general and administrative	21,445	22,222	85,066	88,123
Restructuring charges	860	5,197	2,123	5,197
Settlement charge	-	-	2,019	-
Impairment of goodwill	-	52,300	-	52,300
Income (loss) from operations	1,227	(78,752)	(13,987)	(58,154)

Interest income	127	712	981	5,119
Interest expense	(31)	(84)	(163)	(251)
Other income (expense), net	244	(169)	(514)	2,688

Income (loss) before provision for (benefit from) income taxes	1,567	(78,293)	(13,683)	(50,598)

Provision for (benefit from) income taxes	621	(6,650)	(5,705)	(1,189)

Net income (loss)	$946	$(71,643)	$(7,978)	$(49,409)
Net income (loss) per share:
Basic	$0.04	$(3.27)	$(0.36)	$(2.22)
Diluted	$0.04	$(3.27)	$(0.36)	$(2.22)

Weighted average common shares outstanding:
Basic	22,349	21,904	22,133	22,232
Diluted	22,579	21,904	22,133	22,232

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	February 28,	February 28,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$109,141	$97,156
Short-term investments	30,500	-
Accounts receivable, net	47,972	26,799
Inventories	44,374	53,413
Deferred income taxes	23,278	14,155
Other current assets	6,613	13,658

Total current assets	261,878	205,181

Property, plant and equipment, net	66,802	65,635
Goodwill	54,414	44,321
Intangible assets, net	30,495	27,413
Long-term investments	42,957	69,223
Equity investments	7,238	-
Deferred income taxes	14,475	14,123
Other assets	4,188	3,790

Total assets	$482,447	$429,686

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$25,992	$12,881
Deferred income on shipments to distributors	16,125	11,278
Accrued expenses, income taxes and other current liabilities	48,424	35,136

Total current liabilities	90,541	59,295

Deferred income taxes	7,074	5,958
Other liabilities	22,944	15,625

Shareholders' equity:
Preferred stock	-	-
Common stock	2,688	2,642
Additional paid-in capital	340,959	325,596
Retained earnings	116,664	124,642
Treasury stock, at cost	(101,199)	(101,199)
Accumulated other comprehensive income (loss)	2,776	(2,873)

Total shareholders' equity	361,888	348,808

Total liabilities and shareholders' equity	$482,447	$429,686

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
 (in thousands, except per share amounts)

	Three Months Ended February,
	2010	2009

Gross profit – GAAP basis	$44,688	$21,663
Stock-based compensation (a)	281	531
Amortization of intangible assets	1,140	1,112
Release of goods received liability (b)	(1,022)	-
Gross profit– non-GAAP basis	$45,087	$23,306

Income (loss) from operations – GAAP basis	$1,227	$(78,752)

Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	281	531
Research and development	968	1,558
Selling, general and administrative	1,717	2,954
	2,966	5,043
Amortization of intangible assets included in:
Costs of goods sold	1,140	1,112
Selling, general and administrative	691	394
	1,831	1,506
Impairment of goodwill	-	52,300
Restructuring charges	860	5,197
Release of goods received liability (b)	(1,022)	-
Transaction costs – acquisition of business	339	-
Income (loss) from operations – non-GAAP basis	$6,201	$(14,706)

Net income (loss) – GAAP basis	$946	$(71,643)

Non-GAAP adjustments (as scheduled above)	4,974	64,046
Tax effect of non-GAAP adjustments	(1,791)	(4,229)

Net income (loss) – non-GAAP basis	$4,129	$(11,826)

GAAP net income (loss) per share – diluted	$0.04	$(3.27)

Non-GAAP income (loss) per share – diluted	$0.18	$(0.54)

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a)
To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $0.1 million and a negligible amount in the three month periods ended February 28, 2010 and 2009, respectively.  The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they were issued primarily in connection with the Company’s annual employee incentive compensation program.

(b)	To eliminate credit of $1.0 million for an out-of period adjustment for the release of goods received liability.

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Twelve Months Ended February,
	2010	2009

Gross profit – GAAP basis	$152,923	$161,635
Stock-based compensation (a)	1,394	876
Amortization of intangible assets	4,304	4,622
Accelerated depreciation on test equipment (b)	3,932	-
Release of goods received liability (c)	(1,022)	-
Gross profit– non-GAAP basis	$161,531	$167,133

Loss from operations – GAAP basis	$(13,987)	$(58,154)

Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	1,394	876
Research and development	4,274	3,037
Selling, general and administrative	8,918	5,497
	14,586	9,410
Amortization of intangible assets included in:
Costs of goods sold	4,304	4,622
Selling, general and administrative	2,007	1,686
	6,311	6,308
Impairment of goodwill	-	52,300
Restructuring charges	2,123	5,197
Accelerated depreciation on test equipment (b)	3,932	-
Settlement charge	2,019	-
Release of goods received liability (c)	(1,022)	-
Transaction costs – acquisition of business	480	-
Income from operations – non-GAAP basis	$14,442	$15,061

Net loss – GAAP basis	$(7,978)	$(49,409)

Non-GAAP adjustments (as scheduled above)	28,429	73,215
Tax effect of non-GAAP adjustments	(10,234)	(7,529)

Net income – non-GAAP basis	$10,217	$16,277

GAAP net loss per share – diluted	$(0.36)	$(2.22)

Non-GAAP net income per share – diluted	$0.46	$0.73

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a)
To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented.  Cash paid in connection with exercises of SARs totaled $0.5 million and $0.3 million in the twelve month periods ended February 28, 2010 and 2009, respectively.  The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they were issued primarily in connection with the Company’s annual employee incentive compensation program.

(b)	To eliminate accelerated depreciation charges taken prior to and in anticipation of the transfer of certain test center assets to a new supplier in Asia.
(c)	To eliminate credit of $1.0 million for an out-of period adjustment for the release of goods received liability.